Exhibit 10.1(g)
                                AMENDMENT TO THE
                       CENTURY TELEPHONE ENTERPRISES, INC.
                       1988 INCENTIVE COMPENSATION PROGRAM


     WHEREAS, the Century Telephone Enterprises, Inc. 1988 Incentive Compensation Program (the "Plan") was adopted by the Board of Directors on May 16, 1988 and approved by the shareholders at the 1989 annual meeting; and

     WHEREAS, an amendment to the Plan was adopted by the Compensation Committee of the Board of Directors on November 20, 1996 and ratified by the Board of Directors on November 21, 1996 to permit the Plan to be administered by the Compensation Committee or by a subcommittee of the Compensation Committee, the members of which meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code and the regulations thereunder.

     NOW THEREFORE, the Plan is hereby amended as follows:

                                       I.

     Section 2.1 is hereby amended to read in its entirety as follows:

          2.1 Composition. The Plan shall be administered by the compensation committee of the Board of Directors of Century, or by a subcommittee of the compensation committee. The committee or subcommittee that administers the Plan shall hereinafter be referred to as the "Committee". The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"), as currently in effect or any successor rule, and (b) qualify as an "outside director" under Section 162(m) of the Code and the regulations thereunder.

     IN WITNESS WHEREOF, Century Telephone Enterprises, Inc. has executed this amendment in its corporate name as of the 21st day of November, 1996.


                                       CENTURY TELEPHONE ENTERPRISES, INC.

                                           /s/ R. Stewart Ewing, Jr.
                                       By: _____________________________
                                               R. Stewart Ewing, Jr.
                                             Senior Vice President and
                                              Chief Financial Officer